UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

The New York Times Company

(Exact name of registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Eighth Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 1, 2014, The New York Times Company (the “Company”) provided a communication to employees that included certain information regarding the Company’s revenues and expenses for the three-month period ended September 28, 2014. A copy of this employee communication is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01	Other Items.

On October 1, 2014, the Company provided a communication to employees, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Some of the statements included in Exhibit 99.1 to this Current Report on Form 8-K, particularly those regarding expected revenues, expenses and profitability, are forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those predicted by such forward-looking statements. These risks and uncertainties include changes in the business and competitive environment in which the Company operates, the impact of national and local conditions and developments in technology, each of which could influence the levels (rate and volume) of the Company’s circulation and advertising, the growth of its digital businesses and the implementation of its strategic initiatives. The Company’s actual results could also be impacted by the other risks detailed from time to time in its publicly filed documents, including its Annual Report on Form 10-K for the year ended December 29, 2013. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 99.1	The New York Times Company employee communication dated October 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: October 1, 2014	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Executive Vice President and General Counsel

Exhibit List

Exhibit Number	Description

Exhibit 99.1	The New York Times Company employee communication dated October 1, 2014